UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2010

Health Net, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2- Financial Information

Item 2.02	Results of Operations and Financial Condition.

On May 4, 2010, Health Net, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2010. The press release contains the non-GAAP financial measure “adjusted days claims payable (DCP).” Adjusted DCP for the first quarter of 2010 was 55.8 days, adjusted DCP for the fourth quarter of 2009 was 56.8 days, and adjusted DCP for the first quarter of 2009 was 58.0 days. Adjusted DCP excludes reserves and health plan services expenses for the Company’s divested Northeast businesses, capitation payable, provider and other claim settlements and Medicare Part D. The most directly comparable GAAP financial measure to this non-GAAP financial measure is first quarter of 2010 DCP of 40.5 days, fourth quarter of 2009 DCP of 34.2 days, and first quarter of 2009 DCP of 43.9 days.

Management believes that adjusted DCP provides useful information to investors because the adjusted DCP calculation excludes amounts related to divested businesses and health care expenses for which no or minimal reserves are maintained. Therefore, management believes that adjusted DCP presents a more accurate reflection of DCP calculated from claims-based reserves than GAAP DCP, which does not exclude such costs. This non-GAAP financial information should be considered in addition to, not as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure is attached to the press release. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

The press release is attached hereto as Exhibit 99.1 and hereby incorporated in this Item 2.02 by reference. The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Section 9- Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated May 4, 2010 announcing results for the quarter ended March 31, 2010 for Health Net, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

May 4, 2010	By:	/s/ Angelee F. Bouchard
	Name:	Angelee F. Bouchard
	Title:	Senior Vice President, General Counsel and Secretary